ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
                                  732-432-8200

                              ---------------------

                     NOTICE OF A SPECIAL MEETING IN LIEU OF
                             THE 1997 ANNUAL MEETING
                                 OF STOCKHOLDERS

                                November 25, 1997

To the Stockholders of
EcoScience Corporation:

     Notice is hereby given that a Special Meeting in lieu of the 1997 Annual Meeting of Stockholders of EcoScience Corporation (the "Company") will be held on Tuesday, November 25, 1997 at 9:30 A.M. local time at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, to consider and act upon (1) the election of two Directors to the class of Directors whose terms expire in 2000, (2) an amendment to the Company's 1991 Stock Option Plan, and (3) such other business as may properly come before the meeting or any adjournment thereof.

     Reference is hereby made to the accompanying Proxy Statement for more complete information concerning the matters to be acted upon at the meeting.

     Only stockholders of record of the Company's Common Stock at the close of business on October 17, 1997 (the "Record Date") will be entitled to vote at the Special Meeting in lieu of the 1997 Annual Meeting and any adjournment thereof. All stockholders are invited to attend the meeting in person.

                                            By Order of the Board of Directors

                                            /s/ Harold A. Joannidi

                                            Harold A. Joannidi
                                            Secretary


East Brunswick, New Jersey
October 27, 1997

HOLDERS OF RECORD OF COMMON STOCK AS OF THE RECORD DATE ARE URGED TO VOTE, SIGN, DATE AND RETURN THEIR PROXIES IN THE ENCLOSED ENVELOPE. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES. HOLDERS OF RECORD OF THE COMMON STOCK AS OF THE RECORD DATE WHO DO ATTEND THE MEETING AND WISH TO VOTE IN PERSON MAY REVOKE THEIR PROXIES.

                             ECOSCIENCE CORPORATION
                                 10 Alvin Court
                        East Brunswick, New Jersey 08816
                                  732-432-8200

                      PROXY STATEMENT FOR A SPECIAL MEETING
                       IN LIEU OF THE 1997 ANNUAL MEETING
                           OF STOCKHOLDERS TO BE HELD
                                NOVEMBER 25, 1997

     This Proxy Statement and the enclosed proxy card are being furnished to stockholders of EcoScience Corporation ("EcoScience" or the "Company"), a Delaware corporation, in connection with the solicitation by the Company's Board of Directors (the "Board") of proxies to be voted at the Company's Special Meeting in lieu of the 1997 Annual Meeting of Stockholders to be held on Tuesday, November 25, 1997 at 9:30 A.M. local time at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816, and at any adjournments thereof (the "Meeting").

     This Proxy Statement and the enclosed proxy card are first being mailed or otherwise furnished to stockholders of the Company on or about October 27, 1997. Proxies may be solicited by Directors, officers and employees of the Company by mail, by telephone, in person or otherwise. No such person will receive additional compensation for such solicitation. In addition, the Company will request banks, brokers, and other custodians, nominees, and fiduciaries to forward proxy materials to the beneficial owners of Common Stock and obtain voting instructions from such beneficial owners. The Company will reimburse those firms for their reasonable expenses in forwarding proxy materials and obtaining voting instructions. The Annual Report to Stockholders for fiscal year Ended June 30, 1997 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.

     When the proxy card of a stockholder is duly executed and returned, the shares represented thereby will be voted in accordance with the voting instructions given on the proxy by the stockholder. If no such voting instructions are given on a proxy card with respect to one or more proposals, the shares represented by that proxy card will be voted, (i) in the election of Directors, FOR the nominees named herein, (ii) with respect to the amendment to the Company's 1991 Stock Option Plan, FOR the amendment, and (iii) with respect to other proposals, in accordance with the recommendations of the Board. Stockholders may revoke their proxies at any time prior to any vote at the Meeting by written notice to the Secretary of the Company at or before the Meeting, by submission of a duly executed proxy card bearing a later date or by voting in person by ballot at the Meeting.

                                VOTING SECURITIES


     Holders of Common Stock of record on the books of the Company at the close of business on October 17, (the "Record Date") are entitled to notice of and to vote at the Meeting. At the Record Date, there were issued and outstanding 10,401,177 shares of Common Stock, each of which entitles the holder to one vote on each matter submitted to a vote at the Meeting. A plurality of the votes cast in person and represented by proxy at the Meeting is required for the election of Directors. An affirmative vote of a majority of the votes cast in person or represented by proxy is required for the approval of the amendment to the Company's 1991 Stock Option Plan and for approval of all other items submitted to the stockholders for their consideration. Shares owned by a stockholder submitting a proxy card but abstaining from voting on any proposal are counted in the number of shares present in person or represented by proxy for purposes of determining whether that proposal has been approved. Shares held but not voted by brokers are counted only for purposes of determining whether a quorum is present at the Meeting.


                              ELECTION OF DIRECTORS


     The By-Laws of the Company provide for a Board consisting of such number of Directors, not fewer than three, as shall be fixed from time to time by the Board. The Board is divided into three classes, with each class to hold office for a term of three years and the term of office of one class to expire each year. The Board has fixed the number of Directors to constitute the full Board for the ensuing year at six, two of whom are to be elected at this year's Special Meeting in lieu of the Annual Meeting of Stockholders, one whose term expires at the 1998 Annual Meeting and three whose terms expire at the 1999 Annual Meeting.

     Michael A. DeGiglio and David J. Ryan represent the class of Directors whose terms expire at this year's Special Meeting in lieu of the Annual Meeting of Stockholders. The Board has nominated Messrs. DeGiglio and Ryan for election to the class of Directors whose terms expire at the 2000 Annual Meeting.

     Shares represented by proxies will be voted FOR the election as Director of the foregoing nominees unless otherwise specified in the proxy. If any of the nominees for election to the Board should, for any reason not now anticipated, not be available to serve as such, proxies will be voted FOR such other candidate as may be designated by the Board unless the Board reduces the number of Directors. The Board has no reason to believe that any of the nominees will be unable to serve if elected.

     Set forth below is certain information with respect to the nominees for election to the Board and those Directors whose terms of office will continue after the Annual Meeting.

Nominees for Election for a Three Year Term Expiring at the 2000 Annual Meeting


MICHAEL A. DEGIGLIO


     Mr.  DeGiglio,  age 43,  has  served as a  Director  of the  Company  since
November 1996, when he was elected to serve as a Director by the Board. Mr. DeGiglio joined the Company upon its acquisition of Agro Dynamics, Inc. ("AGRO") in November 1992, and has served as President of AGRO since that time. In July 1995, Mr. DeGiglio assumed the offices of President and Chief Executive Officer of the Company. From 1984 until joining the Company, Mr. DeGiglio was employed by AGRO, where he served as President. Prior to co-founding AGRO, Mr. DeGiglio was Vice President of International Sales for NYPCO International Inc. Mr. DeGiglio served on active duty in the United States Navy as an Officer and Jet Aviator from July 1976 through December 1982, and the Naval Air Reserves from 1983 to present, currently holding the rank of Captain with the United States Naval Reserve. Throughout his Naval career, he has held various department head positions, completed a tour as Commanding Officer of a Jet Aviation Squadron, performed multiple tours overseas, and has completed numerous Senior Advanced Management courses. Mr. DeGiglio also serves as Chief Executive Officer and Director of Agro Power Development, Inc. Mr. DeGiglio received a B.S. in Aeronautical Science and Aviation Management from Embry Riddle Aeronautical University.

DAVID J. RYAN (1)(2)(3)

     Mr. Ryan, age 42, has served as a Director of the Company since 1988. Since 1983, Mr. Ryan has been a General Partner of Copley Venture Partners, an affiliate of Copley Partners 2, L.P., a venture capital investor in EcoScience. Mr. Ryan also is a Managing Partner of Mission Ventures, L.P. Prior to his involvement in venture capital, Mr. Ryan spent five years with Medusa Corporation, a midwest based manufacturer of industrial and building products, in several financial and operating capacities. Mr. Ryan also serves as a director of SSC Science Corporation and Mulberry Child Care Centers. Mr. Ryan holds a B.S. from Northeastern University and an M.B.A. from Case Western Reserve University.

Director Continuing in Office Until the 1998 Annual Meeting

LARRY M. NOUVEL(1)

     Mr. Nouvel, age 54, has served as a Director of the Company since March 1993. Mr. Nouvel is currently President of Speer Products, a company that is primarily engaged in the development, manufacturing and marketing of insecticide products to the non-agricultural markets. From January 1986 to May 1992, he served as President of Roussel BioCorporation, a company that manufactures and markets insecticide products to the non-agricultural markets. Previously, Mr. Nouvel held several senior marketing and sales positions, including Vice President of Marketing and Sales, for Zoecon Industries, a manufacturer and marketer of insecticide products to the professional pest control markets. Mr. Nouvel holds a B.A. degree in Chemistry from the University of Texas at El Paso.

Directors Continuing in Office Until the 1999 Annual Meeting

KENNETH S. BOGER(3)

     Mr. Boger, age 51, has served as a Director of the Company since July 1993. Mr. Boger is currently a partner in the Boston law firm of Warner & Stackpole LLP, the Company's general counsel, where he has practiced corporate law since 1976. Mr. Boger holds an A.B. from Duke University, an M.B.A. from the University of Chicago and a J.D. from Boston College Law School.

E. ANDREWS GRINSTEAD, III(2)(3)

     Mr. Grinstead, age 52, has served as a Director of the Company since May 1991. Mr. Grinstead is currently Chairman, Chief Executive Officer and President of Hybridon, Inc., a pharmaceutical company, and serves as a director of Pharmos Corporation and Survival Technologies, Inc. From October 1990 to June 1991, he acted as a consultant and financial advisor to emerging growth companies in the medical field, particularly bio-pharmaceutical companies. From February 1984 through September 1990, he was a Managing Director and head of PaineWebber Incorporated's Healthcare/Life Sciences Group, Managing Director of the life sciences group at Drexel Burnham Lambert Incorporated and a Vice President of Kidder, Peabody & Co. Mr. Grinstead graduated from Harvard University, the University of Virginia School of Law and Harvard Business School.

HEINZ K. WEHNER(1)

     Mr. Wehner, age 66, has served as a Director of the Company since March 1993. From March 1976 to June 1992, Mr. Wehner served in several management positions with Chemagro Corporation, a subsidiary of Bayer A.G. in Germany, Mobay Corporation and, most recently, Miles, Inc., where he served as Executive Vice President of the Agricultural, Animal Health and Consumer Products Division. Previously, he held several management positions with Bayer Quimicas Unidas S.A. in Peru, including Vice President of the Agricultural Chemicals and Animal Health Division, and with Bayer de Mexico S.A., including Vice President of the Crop Protection and Consumer Products Division. Mr. Wehner is an advisory director for the Commerce Bank of Kansas City, N.A. in Kansas City, Missouri. Mr. Wehner attended Escuelas Americanas in Peru where he studied business administration.




--------------
(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.
(3)  Member of the Strategic Alternatives Committee.

Meetings and Committees of the Board of Directors

     The Board held six meetings during the fiscal year ended June 30, 1997. Each of the Directors attended at least 75% of the Board meetings and meetings of committees of the Board of which he was a member.

     The Audit Committee consists of Messrs. Grinstead and Ryan. During fiscal 1997, the full Board of Directors performed the functions of the Audit Committee which included interactions with the Company's independent accountants to review the scope of the annual audit, to discuss the adequacy of internal accounting controls and procedures, and to perform general oversight with respect to the accounting principles applied in the financial reporting of the Company.

     The Compensation Committee's functions are to recommend to the full Board the amount, character and method of payment of compensation to all executive officers and certain other key employees of the Company and to administer the Company's 1991 Stock Option Plan. The Compensation Committee consists of Messrs. Nouvel, Ryan and Wehner. The Compensation Committee held three meetings during fiscal 1997.

     In fiscal 1995, the Company appointed Messrs. Boger, Grinstead and Ryan to serve on a Strategic Alternatives Committee to investigate strategic alternatives available to the Company, including mergers, acquisitions and technology licensing opportunities. The Strategic Alternatives Committee held one meeting during fiscal 1997.


Board Recommendation

     The Board recommends that the stockholders VOTE FOR the election of the nominees to the Board of Directors. A plurality of the votes cast in person or represented by proxy at the Meeting is required to elect each nominee as Director.

               PROPOSAL TO RATIFY AND APPROVE AN AMENDMENT TO THE
                        COMPANY'S 1991 STOCK OPTION PLAN

     In a Meeting of the Board of Directors of the Company dated November 7, 1996, the Board approved an amendment to the Company's 1991 Stock Option Plan. The amendment provides that the number of shares of the Company's Common Stock which may be granted under the 1991 Stock Option Plan shall be increased from 1,300,000 to 1,800,000 shares. The Board authorized this increase to ensure a sufficient number of option shares would be available for future grants.

     The Company believes granting such options is necessary to attract and retain high quality employees, officers and consultants. For this reason, the Board of Directors recommends the Stockholders VOTE FOR the proposal to ratify and approve the amendment to the Company's 1991 Stock Option Plan. The affirmative vote of a majority of the votes cast in person or represented by proxy at the Meeting is required to approve this proposal.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT


     The following table sets forth information regarding beneficial ownership of the Company's Common Stock as of October 6, 1997 by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock on that date, (ii) each Director, (iii) each executive officer listed in the Summary Compensation Table below and (iv) all Directors and executive officers as a group.


                        SUMMARY SECURITY OWNERSHIP TABLE

                                                              Shares
                                                            Beneficially       Percentage
Name and Address                                              Owned(1)      of Total Shares
----------------                                              --------      ---------------
Palo Alto Investors (2) ................................     1,466,000           14.1%
   431 Florence Street, Suite 200
   Palo Alto, California 94301

Copley Partners 2, L.P (3) .............................       822,932            7.9%
  600 Atlantic Avenue
  Boston, Massachusetts 02110

Ell & Company, FBO: ....................................       590,000            5.7%
    AT&T Corporation
    405 Park Avenue
    New York, New York 10022



Kenneth S. Boger (4) ...................................        37,225              *
E. Andrews Grinstead, III (4) ..........................        86,113              *
Larry M. Nouvel (4) ....................................        37,225              *
David J. Ryan (5) ......................................       860,157            8.2%
Heinz K. Wehner (4) ....................................        37,225              *
Michael A. DeGiglio (6) ................................       292,658            2.8%
Richard A. Andrews (7) .................................        85,006              *
David W. Miller (8) ....................................       111,359            1.1%

All Directors and executive officers as a group
     (9 persons)  (9) ..................................     1,606,968           14.4%

*Less than 1%.


(1) Information with respect to beneficial ownership is based upon information furnished to the Company by each stockholder included in this table. Except as indicated in the notes to the table, each stockholder included in the table has sole voting and investment power with respect to the shares shown to be beneficially owned by him. Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock which an individual or member of a group has a right to acquire within 60 days of the date of this table pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) According to a Schedule 13G/A dated February 14, 1997, filed by Palo Alto Investors, consists solely of shares of Common Stock as to which such entity has shared voting and investment power.

(3)  Includes 66,666 shares of Common Stock issuable upon exercise of a warrant.

(4) Consists solely of shares of Common Stock issuable upon exercise of warrants.

(5) Includes 37,225 shares of Common Stock issuable upon exercise of warrants, and 756,266 and 66,666 shares of Common Stock held and issuable upon exercise of a warrant, respectively, by Copley Partners 2, L.P., of which Copley Venture Partners L.P., a limited partnership of which Mr. Ryan is a general partner, is a general partner of Copley Partners 2, L.P.

(6)  Includes 17,427 shares of Common Stock held by Mr.  DeGiglio's  wife, Susan
     A. DeGiglio, as to which Mr. DeGiglio disclaims beneficial ownership, and 240,833 shares of Common Stock issuable upon exercise of stock options.

(7) Includes 83,778 shares of Common Stock issuable upon exercise of stock options. As of August 29, 1997, Mr. Andrews resigned from the Company.

(8) Includes 87,500 shares of Common Stock issuable upon exercise of stock options.

(9) Includes an aggregate of 773,790 shares of Common Stock issuable upon exercise of stock options and warrants. Share amount includes 756,266 and 66,666 shares of Common Stock held and issuable upon exercise of a warrant, respectively, by Copley Partners 2, L.P., of which Copley Venture Partners L.P., a limited partnership of which Mr. Ryan is a general partner, is a general partner of Copley Partners 2, L.P., for a total of 822,932 or 7.4% of total shares.


     The mailing address for each of the persons listed above whose address was not supplied in the table is c/o EcoScience Corporation, 10 Alvin Court, East Brunswick, N.J. 08816.

                             EXECUTIVE COMPENSATION


     The following table provides certain summary information regarding compensation paid by the Company during the fiscal years ended June 30, 1997, 1996 and 1995 to the Company's Chief Executive Officer and to each of the other executive officers of the Company, whose annual compensation and bonus for the fiscal year ended June 30, 1997 exceeded $100,000 (together with the Chief Executive Officer, the "Named Executive Officers").


                           SUMMARY COMPENSATION TABLE

                                                                                                     Long-Term
                                                                                                Compensation Awards
                                                                                        --------------------------------
                                              Annual Compensation                                          Number of
                                      --------------------------------                    Restricted        Shares
           Name and                                                                         Stock         Underlying
      Principal Position                   Year            Salary            Bonus          Awards       Stock Options
      ------------------                   ----            ------            -----          ------       -------------
Michael A. DeGiglio (1)                     1997          $140,000          $ 25,000          --           100,000
   President and Chief                      1996           123,391            25,000          --           200,000
   Executive Officer                        1995           110,250                --          --                --

Richard A. Andrews (2)                      1997           113,542                --          --            58,778
   Vice President                           1996           121,750                --          --            50,000
                                            1995           131,250                --          --                --

David W. Miller (3)                         1997           106,167                --          --            55,000
   Vice President -Technology               1996           108,230                --          --            50,000
                                            1995           120,750                --          --                --

(1) Mr. DeGiglio joined the Company in November 1992 as the President of Agro Dynamics, Inc. and was appointed President and Chief Executive Officer of the Company in July 1995.

(2) As of August 29, 1997, Mr. Andrews resigned from the Company. In January 1997, the Company repriced an option to Mr. Andrews to purchase up to 58,778 shares of common stock at an exercise price of $1.00 per share with a new expiration date of January 7, 2007.

(3) During fiscal year 1997, the Company repriced options to Dr. Miller to purchase up to 35,000 and 20,000 shares of common stock at exercise prices of $1.50 and $1.00 per share with new expiration dates of August 12, 2006 and January 7, 2007, respectively.


     The following table provides certain information with respect to options granted under the Company's 1991 Stock Option Plan to each of the Named Executive Officers during the fiscal year ended June 30, 1997.


                      OPTION GRANTS IN THE LAST FISCAL YEAR

                                                 Individual Grants                       Potential Realizable
                              ------------------------------------------------------       Value at Assumed
                               Number of    Percent of Total                             Rates of Stock Price
                                Shares          Options                                    Appreciation for
                              Underlying      Granted to                                    Option Term (1)
                                Options      Employees in     Exercise    Expiration     ---------------------
           Name                 Granted       Fiscal Year       Price         Date          5%          10%
           ----                 -------       -----------       -----         ----          --          ---
Michael A. DeGiglio (2)         100,000           29.4%         $1.00       01/07/02     $27,628      $ 61,051

Richard A. Andrews (3)           58,778           17.3%          1.00       01/07/07       1,225
                                                                                                         2,449

David W. Miller (4)              35,000           10.3%          1.50       08/12/06     $33,017      $ 83,671
                                 20,000            5.9%          1.00       01/07/07      12,578        31,875
                                -------           ----                                   -------      --------
                                 55,000           16.2%                                  $45,595      $115,546
                                =======           ====                                   =======      ========


(1) As required by the rules of the Securities and Exchange Commission, potential values stated are on the prescribed assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term at annualized rates of 5% and 10%. The actual value, if any, an executive officer may realize will depend on the excess of the market price of the Company's Common Stock over the exercise price on the date the option is exercised; however, there is no assurance that the value realized by an executive officer will be near the value show in the table.

(2) The option vests 25% on the date of grant and the balance vests in equal monthly installments of 3,125 shares beginning February 1, 1997 and ending January 1, 1999.

(3) In January 1997, the Company repriced an option to Mr. Andrews to purchase up to 58,778 shares of Common Stock at an exercise price of $1.00 per share with a new expiration date of January 7, 2007. This option vested in full on the reissuance date. The potential realizable values reflected above represent appreciation values limited to three months after Mr. Andrews' resignation from the Company, the exercise period limit as provided in the Plan.

(4) During fiscal year 1997, the Company repriced options to Dr. Miller to purchase up to 35,000 and 20,000 shares of Common Stock at exercise prices of $1.50 and $1.00 per share with new expiration dates of August 12, 2006 and January 7, 2007, respectively. The 35,000 share option vests in two equal annual installments beginning one year from the date of grant. The 20,000 share option vested in full on the date of grant.

      The following table provides certain information with respect to options to purchase Common Stock held by the Named Executive Officers at June 30, 1997.

                 AGGREGATE OPTION EXERCISES IN FISCAL YEAR 1997
                                       AND
                       1997 FISCAL YEAR END OPTION VALUES

                               Number of Securities Underlying           Value of Unexercised
                                        Unexercised                      In the Money Options
                                 Options at Fiscal Year End               at Fiscal Year End
                               -------------------------------      ------------------------------
Name                           Exercisable       Unexercisable      Exercisable      Unexercisable
----                           -----------       -------------      -----------      -------------
Michael A. DeGiglio               164,792          155,208            $28,906          $33,594
Richard A. Andrews                 83,778           25,000             24,070            9,375
David W. Miller                    45,000           60,000             14,375            9,375

     No options were exercised by the Named Executive Officers in fiscal year 1997.

     The following table provides certain information with respect to option repricings under the Company's 1991 Stock Option Plan and Stock Appreciation Rights ("SARs") repricings for each of the executive officers of the Company for the last ten fiscal years in the period ended June 30, 1997.

            TEN YEAR OPTION AND STOCK APPRECIATION RIGHTS REPRICINGS

                            Number of
                            Shares of                                                                      Length of
                           Securities                                                    Original           Original
                           Underlying     Market Price                   Number          Exercise       Option/SARs Term
                            Options/      of Stock at                   of Shares        Price at          Remaining
                              SARs          Time of          New        Underlying       Time of           at Date of
                           Repriced or    Repricing or    Exercise     Cancelled or    Repricing or       Repricing or
 Name           Date         Amended       Amendment        Price     Amended Option     Amendment          Amendment
 ----           ----         -------       ---------        -----     --------------     ---------          ---------
Richard     01/08/97(1)      58,778          $1.00          $1.00         23,333         $ 0.450            Expired
A.                                                                        10,000           0.375            Expired
Andrews                                                                   15,000           9.500       6 years, 7 months
Vice                                                                      15,000           5.750       5 years, 8 months
President                                                                 10,000          11.375       5 years, 1 month

David W.    08/12/96         35,000           1.125         1.50          10,000          11.375       5 years, 6 months
Miller                                                                    25,000           9.500            7 years
Vice
President-  01/08/97(2)      20,000           1.00          1.00          10,000           0.375            Expired
Technology                                                                20,000           5.750       5 years, 8 months

(1) The reissuance share amount to Mr. Andrews was based on a calculation intended to preserve a certain potential realizable value from Mr. Andrews' options dated September 1, 1990 and April 22, 1991 which were issued under the Company's 1988 Stock Option Plan in the amounts of 23,333 and 10,000 shares, respectively, ("the 1988 Andrews Options") based on a certain market reference price of $1.75 per share. The 1988 Andrews Options were inadvertently allowed to expire due to confusion over their expiration dates. The potential realizable value to Mr. Andrews was determined based on the $1.75 reference price for the 1988 Andrews Options and the equivalent number of shares at the reissuance exercise price of $1.00 per share was then determined so as to preserve Mr. Andrews' original potential realizable value, such reissuance share amount was determined to be 58,778. In addition, Mr. Andrews surrendered three other options to purchase up to an aggregate of 40,000 shares, as reflected in the above table, as additional consideration for the repricing.

(2) The reissuance share amount to Dr. Miller was primarily based on a calculation intended to preserve a certain potential realizable value from Dr. Miller's option dated April 22, 1991, which was issued under the Company's 1988 Stock Option Plan in the amount of 10,000 shares ("the 1988 Miller Option") based on a certain market reference price of $1.75 per share. The 1988 Miller Option was inadvertently allowed to expire due to confusion over its expiration date. The potential realizable value to Dr. Miller was determined based on the $1.75 reference price for the 1988
     Miller Option and the equivalent number of shares at the reissuance exercise price of $1.00 per share was then determined so as to preserve Dr. Miller's original potential realizable values, such reissuance share amount was determined to be 18,334 shares. Due to Dr. Miller's additional surrender of an option dated September 24, 1992, issued under the 1991
     Stock Option Plan for 20,000 shares, the reissued share amount was increased to 20,000 shares.

Compensation of Directors

      Each Director who is not an employee of the Company receives an annual retainer of $5,000 for Board service, plus $750 for each Board meeting attended, $375 for each telephone Board meeting which lasts more than one hour and $500 for each Committee meeting attended, plus expenses. Those Directors who are employees of the Company do not receive any compensation for their services as Directors.


      Each non-employee Director when first elected or appointed to the Board receives a warrant to purchase 20,000 shares of Common Stock at an exercise price equal to the fair market value on the grant date. These warrants vest at the rate of 20 percent on the grant date and on the first anniversary of the grant date and 30 percent on the second and third anniversaries of the grant date. Warrants granted to Directors of the Company expire five years after date of grant.


      In February 1997, the Company reissued a warrant to Copley Partners 2, L.P. to purchase up to 66,666 shares of Common Stock at an exercise price of $3.75 per share with a new expiration date of May 1, 2001. The Company also reissued a warrant to Mr. Grinstead to purchase up to 48,888 shares of Common Stock at an exercise price of $1.00 per share with a new expiration date of May 1, 2001 and a warrant to purchase up to 10,000 shares of Common Stock at an exercise price of $3.75 per share with a new expiration date of May 1, 2001. The Company also extended the expiration date to May 1, 2001 on warrants held by the Directors to purchase collectively up to 90,000 shares of Common Stock at exercise prices between $6.875 and $9.75 per share.

Certain Transactions

      Kenneth S. Boger, a Director of the Company, is a partner in the law firm of Warner & Stackpole LLP, which performed legal services for the Company during fiscal 1997 and is expected to perform such services in the current fiscal year.

      The Company sold product to an affiliated group of companies ("Affiliates") in the amount of $2,893,000 or 14% of product sales in 1997 and $556,000 or 4% of product sales in 1996. Mr. DeGiglio serves as Chief Executive Officer and Director of the Affiliates. Net amount due from the Affiliates was $348,000 and $89,000 at June 30, 1997 and 1996, respectively. The Affiliates also paid a monthly fee to the Company for facilities and other costs amounting to $39,000 and $55,000 for 1997 and 1996, respectively.

                      REPORT OF THE COMPENSATION COMMITTEE

      The  Board of  Directors  delegated  to its  Compensation  Committee  (the
"Committee") the responsibility and authority to administer executive compensation policies for all executive officers of the Company, including the Chief Executive Officer. The Committee's recommendations as to compensation for executive officers of the Company are subject to approval by the full Board of Directors of the Company. The Committee is currently composed of three independent Directors, Larry M. Nouvel, David J. Ryan and Heinz K. Wehner.

     This report sets forth the policies used by the Committee in determining the compensation paid by the Company for fiscal 1997 to its executive officers, including the Named Executive Officers.

Summary Philosophy and Overall Objectives of Executive Compensation

     EcoScience seeks to encourage and reward executives' efforts for the achievement of corporate objectives and performance goals by blending base salary, bonuses and long-term incentive compensation in the form of stock options. EcoScience's executive compensation program seeks to accomplish several major goals:

     o    Recruit and retain highly qualified executive officers.

     o    Motivate   executive   officers   to  achieve   specified   individual
          performance objectives and Company wide goals, and to reward them when these objectives and goals are achieved.

     o Align the financial interests of executive officers with the long-term interests of the Company's stockholders.

Base Salary

     The Committee set base salaries for the executive officers during fiscal 1997. Base salaries for the executive officers were increased between 12% and 20% in fiscal 1997 to reflect their contributions to the Company's operational and financial advancements during fiscal 1997 and 1996, and to bring their base salaries more in line with those salaries paid by companies with whom EcoScience competes for recruitment and retention of such executive officers.

Bonuses

      In fiscal 1993, the Company established an executive officer incentive bonus program (the "Bonus Program"), payable in cash and in Common Stock of the Company, to reward executive officers when the Company achieves certain objectives and when an executive officer's area of responsibility meets its predetermined goals. All executive officers, including the Chief Executive Officer, are eligible to receive bonuses under the Bonus Program. No bonuses were awarded under the Bonus Program in fiscal 1997.

Long-Term Incentive Compensation

      The Company's 1991 Stock Option Plan (the "Plan") was established to provide all employees of the Company with an opportunity to share in the growth of the Company along with its stockholders, and to encourage employees to remain with the Company and work toward its long-term success. Incentive stock options granted under the Plan are priced at not less than the fair market value of the Company's Common Stock on the date of grant, usually vest over a four year period and expire after ten years.

      Stock option grants are typically made to all employees upon commencement of employment and, when appropriate, following a promotion or to recognize superior job performance. Senior executives of the Company, including the Named Executive Officers, will be considered for eligibility to receive stock option grants in the future, subject to individual performance and the performance of the Company as a whole.

      In fiscal 1997, the Compensation Committee repriced options to purchase up to 58,778 and 55,000 shares of Common Stock to Richard A. Andrews and David W. Miller, respectively, as further discussed in the Ten Year Option and Stock Appreciation Rights Repricings table, and granted an option to purchase up to 50,000 shares of Common Stock to Harold A. Joannidi, the Company's Treasurer and Secretary, in recognition of their loyalty and contributions to the Company. The Committee believes these option repricings and grant will also act as incentives for those executives to remain with the Company and continue to devote their best efforts to its progress.

Chief Executive Officer Compensation

     Mr. DeGiglio's annualized base salary for fiscal 1997 of $150,000 represents an increase of 15% over his 1996 salary. The Committee believes this increase reflects Mr. DeGiglio's contributions to the Company's operational and financial advancements during fiscal 1997 and 1996, and brings his base salary more in line with those salaries paid by companies with whom EcoScience competes for recruitment and retention of chief executive officers. The Committee also granted Mr. DeGiglio options to purchase up to 100,000 shares of Common Stock. The Committee felt it was necessary to increase Mr. DeGiglio's option position with the Company in order to encourage him to remain with the Company, and in recognition of his leadership of the Company. The Committee awarded Mr. DeGiglio a $25,000 cash merit bonus in recognition of his efforts in improving the operating performance of the Company during fiscal 1996 and the first six months of fiscal 1997.

Internal Revenue Code Limitation on Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid during any fiscal year to the company's chief executive officer or four other most highly compensated executive officers. Qualified performance based compensation is not included in the $1,000,000 limit. The Committee believes that the Company's 1991 Stock Option Plan would qualify as a performance based compensation plan.

                                Submitted by the
                             Compensation Committee

                                 Larry M. Nouvel
                                  David J. Ryan
                                 Heinz K. Wehner


                              COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN *
AMONG ECOSCIENCE CORPORATION, THE NEW PEER GROUP, THE OLD PEER GROUP AND THE NASDAQ STOCK MARKET (U.S.) INDEX

                           EcoScience           New Peer            Old Peer              NASDAQ Stock
        Date              Corporation          Group (1)           Group (2)           Market (U.S.) Index
--------------------    ---------------        ---------           ---------          --------------------
     June 1992               100                 100                 100                     100
     June 1993               146                 92                  92                      126
     June 1994               71                  81                  81                      127
     June 1995               21                  49                  47                      169
     June 1996               21                  69                  69                      218
     June 1997               18                  84                  86                      265


* $100 invested on June 30, 1992 in stock or index including reinvestment of dividends for fiscal years ended June 30.

(1) The Company selected New Peer Group consists of Consep Inc., Ecogen Inc., Mycogen Corporation and Ringer Corporation.

(2) In addition to Ecogen, Inc., Mycogen Corporation and Ringer Corporation, the companies comprising part of the New Peer Group, the Old Peer Group included Biosys Inc., Calgene Inc. and DNA Plant Technology Corporation, all of whom ceased listing on the NASDAQ Stock Market during fiscal 1997.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen LLP, the independent public accountants for the Company, will have representatives at the Meeting who will be available to respond to appropriate questions and who will be given the opportunity to make a statement should they desire to do so.


                            STOCKHOLDER PROPOSALS FOR

                             THE 1998 ANNUAL MEETING

      In order to be considered for inclusion in the Proxy Statement for the Company's 1998 Annual Meeting of Stockholders, stockholder proposals must be received by the Company no later than June 1, 1998. Proposals should be sent to the attention of the Secretary at the Company's principal offices at 10 Alvin Court, East Brunswick, New Jersey 08816.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and persons who are beneficial owners of more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") reports of their ownership of the Company's securities and of changes in that ownership. To the Company's knowledge, based on a review of copies of reports filed with the Commission and written representations by certain reporting persons that no reports on Form 5 were required from those persons, all reports that were required to be filed under Section 16(a) were timely filed, except that Messrs. Andrews, DeGiglio, Grinstead, Joannidi, Miller and Ryan, did not file timely reports on Form 4 to reflect their changes in beneficial ownership of the Company's Common Stock.


                                  OTHER MATTERS

      The Special Meeting in lieu of the 1997 Annual Meeting of Stockholders is called for the purposes set forth in the notice. The Board of Directors does not know of any matter for action by the stockholders at the Meeting other than the matters described in the notice. However, the enclosed proxy confers discretionary authority on the persons named therein with respect to matters which are not known to the Directors at the date of printing hereof and which may properly come before the Meeting. The intention of the persons named in the proxy is to vote in accordance with their best judgment on any such matter.

                                            By order of the Board of Directors

                                            /s/ Harold A. Joannidi


                                            Harold A. Joannidi

                                            Secretary

East Brunswick, New Jersey
October 27, 1997

                                   PROXY CARD

                             ECOSCIENCE CORPORATION
                       SPECIAL MEETING IN LIEU OF THE 1997
               ANNUAL MEETING OF STOCKHOLDERS - NOVEMBER 25, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned does hereby constitute and appoint Michael A. DeGiglio and Harold A. Joannidi, or either of them, the attorney(s) of the undersigned, with full power of substitution, with all the powers which the undersigned would possess if personally present, to vote all stock of EcoScience Corporation (the "Company") which the undersigned is entitled to vote at the Company's Special Meeting in lieu of the 1997 Annual Meeting of Stockholders to be held at the Brunswick Hilton Hotel, Three Tower Center Boulevard, East Brunswick, New Jersey 08816 on Tuesday, November 25, 1997 at 9:30 A.M. local time and at any adjournment thereof, hereby acknowledging receipt of the Proxy Statement for such meeting and revoking all previous proxies.

      This Proxy, when properly executed, will be voted as directed. If no direction is made, this Proxy will be voted FOR the election as Director for the nominees named on the reverse side, FOR the proposal to ratify and approve an amendment to the Company's 1991 Stock Option Plan and, in the case of other matters that legally come before the meeting, as said attorney(s) may deem advisable.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE SIDE

/X/  Please mark votes as in this example.

Please vote, sign, date and return the proxy card promptly using the enclosed envelope.

1. Election of Directors whose terms expire in 2000.

Nominees:  Michael A. DeGiglio and David J. Ryan

                               Withhold Authority
For Both Nominees                To Vote For Both Nominees
     /  /                                  /  /

--------------------------------------------------------------------------------

/ / Mark here to vote for both nominees except the following (print name on line above):

2. Proposal to ratify and approve an amendment to the Company's 1991 Stock Option Plan.

/  / For        /  / Against         /  / Abstain

                MARK HERE FOR              MARK HERE IF
                ADDRESS CHANGE  /  /       YOU PLAN TO  /  /
                AND NOTE AT LEFT           ATTEND THE
                                           MEETING

Please sign name exactly as name appears on ownership record. When signing in a fiduciary capacity, please give full title. Cofiduciaries and joint owners should each sign.

Signature: ............................ Date: ......... Signature: ............................. Date: ........